SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2005

GulfMark Offshore, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-22853	76-0526032
(Commission File Number)	(I.R.S. Employer Identification No.)

10111 Richmond Ave., Suite 340, Houston, TX	77042

(Address of Principal Executive Offices)	(Zip Code)

(713) 963-9522
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

     GulfMark Offshore, Inc., a Delaware corporation (the “Company”), has amended its $100,000,000 Multi-currency Bank Credit Facility among the Company, Gulf Offshore N.S. Limited, and GulfMark Rederi AS, as Borrowers; the Company, as Guarantor; Nordea Bank Norge ASA (“Nordea”) and The Royal Bank of Scotland, as Arrangers; Nordea, as Facility Agent & Security Trustee; Danish Ship Finance, as Co-Arranger; and the banking and financial institutions named therein (the “Multi-currency Facility Agreement”). On March 22, 2005, the Multi-currency Facility Agreement was amended to clarify the covenants relating to insurance. On March 24, 2005, the Multi-currency Facility Agreement was amended to amend a definition and to clarify certain other definitions. Copies of the amendments are filed as Exhibits 10.1 and 10.2 hereto.

     The Company has also amended its $50,000,000 Senior Secured Revolving Credit Facility among Gulf Offshore N.S. Limited, as Borrower; the Company as Guarantor; Nordea, as Arranger; Nordea Bank Finland Plc, as Facility Agent & Security Trustee; and the banking and financial institutions named therein (the “Revolving Facility Agreement”). On March 24, 2005, the Revolving Facility Agreement was amended to amend a definition and to clarify certain other definitions. A copy of the amendment is filed as Exhibit 10.3 hereto.

ITEM 9.01 Financial Statements and Exhibits

(c)	10.1	Letter Agreement amending $100,000,000 Multi-currency Bank Credit Facility Agreement dated March 22, 2005
	10.2	Letter Agreement amending $100,000,000 Multi-currency Bank Credit Facility Agreement dated March 24, 2005
	10.3	Letter Agreement amending $50,000,000 Senior Secured Revolving Credit Facility Agreement dated March 24, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.

Date: April 1, 2005	By: /s/ Edward A. Guthrie
Edward A. Guthrie Executive Vice President and Chief Financial Officer